Exhibit 10(xv)(1)

AMENDMENT NUMBER ONE

TO THE

NORTHERN TRUST CORPORATION

MANAGEMENT PERFORMANCE PLAN

WHEREAS, the Northern Trust Corporation (the “Company”) has adopted the Northern Trust Corporation Management Performance Plan (the “Plan”), effective as of January 1, 1999; and

WHEREAS, pursuant to Section IX(i) of the Plan, the Board of Directors of the Company may amend the Plan at any time in its sole discretion; and

WHEREAS, the Board of Directors has deemed it advisable to amend the Plan and has authorized the amendment detailed below.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	To delete Section VI (Maximum Award Funding Opportunity) of the Plan in its entirety and to substitute the following therefor:

“VI. Maximum Award Funding Opportunity

The Maximum Award Funding Opportunity for Participants in any fiscal year shall be as follows:

Position (if a Participant in any fiscal year)	Funding Opportunity
(1) Chairman, (2) Chief Executive Officer or (3) Chairman and Chief Executive Officer	0.6% of the Corporation’s consolidated net income for that fiscal year

(1) President, (2) Vice Chairman, (3) Chief Operating Officer, or (4) President and Chief Operating Officer	0.4% of the Corporation’s consolidated net income for that fiscal year

Any other Participant	0.3% of the Corporation’s consolidated net income for that fiscal year

In the event that any individual holds more than one of the above listed positions concurrently, the Funding Opportunity in any fiscal year for such individual (if a Participant for such fiscal year) shall be the greatest of each of the amounts otherwise applicable to each of the concurrently held positions.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 15th day of January, 2008 effective such 15th day of January, 2008.

NORTHERN TRUST CORPORATION

By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President and Head of Human Resources and Administration